SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             LIFECELL CORPORATION
               (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies: N/A
      2.    Aggregate number of securities to which transaction applies: N/A
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
      4.    Proposed maximum aggregate value of transaction: N/A
      5.    Total fee paid: N/A

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:  N/A
      2.    Form, Schedule or Registration Statement No.:  N/A
      3.    Filing Party:  N/A
      4.    Date Filed:  N/A

                             LIFECELL CORPORATION

                          3606 Research Forest Drive
                          The Woodlands, Texas 77381
                                 281/367-5368

                                April 30, 1997

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation to be held at 1:00 p.m., C.D.T., on Thursday, June 19, 1997, at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381.

      This year you will be asked to consider two proposals. The proposals concern the election of directors and the approval of an amended and restated employee stock option plan. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

      The Board of Directors recommends that you approve the proposals and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

      Thank you for your cooperation.

                                          Sincerely,

                                          Paul M. Frison
                                          Chairman of the Board

                             LIFECELL CORPORATION
                          3606 Research Forest Drive
                          The Woodlands, Texas 77381

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 19, 1997

      Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 19, 1997 at 1:00 p.m. at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 for the following purposes:

            (l) To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

            (2) To consider and vote on a proposal to approve the LifeCell Corporation Amended and Restated 1992 Stock Option Plan pursuant to which the Company's Second Amended and Restated 1992 Stock Option Plan, as amended, would be amended to (i) increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 1,000,000 to 1,500,000 shares and (ii) amend certain provisions of the plan to bring the plan into compliance with recently amended federal securities and tax laws; and

            (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The holders of record of shares of Common Stock and Series B Preferred Stock of the Company at the close of business on April 22, 1997 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          J. Donald Payne
                                          Secretary
April 30, 1997

                             LIFECELL CORPORATION

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 19, 1997

      This Proxy Statement is furnished to the stockholders of LifeCell Corporation (the "Company"), 3606 Research Forest Drive, The Woodlands, Texas 77381 (Tel. No. 281/367-5368), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, June 19, 1997, at 1:00 p.m. at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 or any adjournment thereof.

      Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein and for the approval of the Amended and Restated 1992 Stock Option Plan. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about April 30, 1997, to stockholders of record on April 22, 1997 (the "Record Date").

    At the close of business on the Record Date, there were outstanding and entitled to vote 6,615,457 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 120,420 shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Only the holders of record on Record Date are entitled to vote at the meeting.

    The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the meeting. The holders of record of Series B Preferred Stock on the Record Date will be entitled to one vote per share for each share of Common Stock into which such share of Series B Preferred Stock is convertible on the Record Date on each matter presented to the holders of Series B Preferred Stock at the meeting (or approximately 32.26 votes per share of Series B Preferred Stock). The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting. The holders of Series B Preferred Stock, voting as a separate class, are entitled to elect two of the seven director nominees.

                      MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

      At the meeting, seven directors constituting the entire Board of Directors are to be elected. The holders of Common Stock and Series B Preferred Stock, voting together as a class, are entitled to elect five of the seven nominees for election to the Board of Directors. The holders of Series B Preferred Stock, voting as a separate class, are entitled to elect two of the seven nominees. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

      It is the intention of the persons named in the proxies for the holders of Common Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by
(i) the Board of Directors in the case of the nominees to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class, and (ii) the holders of a majority of the shares of Series B Preferred Stock in the case of the nominees to be elected by the holders of Series B Preferred Stock, voting as a separate class. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock and Series B Preferred Stock, voting together as a class, or the Series B Preferred Stock, voting as a separate class, as the case may be, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMON STOCK AND SERIES B PREFERRED STOCK

      The persons listed below have been nominated for election to fill the five director positions to be elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a class.

                                                                        DIRECTOR
          NOMINEE               AGE       POSITION WITH THE COMPANY      SINCE
          -------               ---       -------------------------     --------
Paul M. Frison                   60    Chairman of the Board, President,  1986
                                         Chief Executive Officer
                                         and Director

Stephen A. Livesey, M.D., Ph.D.  44    Executive Vice President,          1993
                                         Chief Scientific Officer
                                         and Director

Michael E. Cahr                  57    Director                           1991

James G. Foster                  51    Director                           1995

David A. Thompson                55           --                           --


SERIES B PREFERRED STOCK

      Pursuant to the Company's Restated Certificate of Incorporation, as amended, the holders of Series B Preferred Stock, voting together as a separate class, are entitled to elect three members of the Board of Directors. Pursuant to a voting agreement among the Company, the holders of Series B Preferred Stock and a principal stockholder of the Company, the holders of Series B Preferred Stock agreed to vote their shares of Series B Preferred Stock for the persons designated by the holders of a majority of the shares of Series B Preferred Stock to be submitted as nominees for election to the Board of Directors. The holders of a majority of the outstanding shares of Series B Preferred Stock have designated only the two persons listed below as nominees for election to the Board of Directors by the holders of Series B Preferred Stock, voting as a separate class, and have not designated a third director nominee at this time.

   NOMINEE                  AGE      POSITION WITH THE COMPANY    DIRECTOR SINCE
   -------                  ---      -------------------------    --------------
Lori G. Koffman              38              Director                  1996

K. Flynn McDonald            44              Director                  1996


INFORMATION REGARDING NOMINEES AND DIRECTORS

BACKGROUND OF NOMINEES FOR DIRECTOR

      PAUL M. FRISON. Mr. Frison has served as Chairman of the Board, President and Chief Executive Officer of LifeCell since May, 1986. His background includes over 30 years of experience in the health care industry. He spent 13 years with American Hospital Supply Corporation, where he was responsible for all corporate activities in Western Europe and Latin America. From 1975 to 1984, he was president, chief operating officer and a director of LifeMark Corporation, a Houston-based hospital management corporation. He joined LifeMark in September 1975 and remained until its merger with American Medical International in 1984. Prior to joining LifeCell in 1986, Mr. Frison was chairman of the board, president and chief executive officer of ComputerCraft, Inc. Mr. Frison received his bachelor's degree in 1958 from Occidental College in Los Angeles.

      STEPHEN A. LIVESEY, M.D., PH.D. Dr. Livesey has served as Executive Vice President, Chief Scientific Officer and as a director of the Company since March 1993. He served as Executive Vice President, Scientific Development of the Company from June 1991 until March 1993. He is also a co-developer of the Company's initial technology and was involved in the formation of the Company and the licensing of such technology to the Company from The University of Texas Health Science Center in Houston. Dr. Livesey served as a consultant to the Company from its inception until June 1991, when he became a full-time employee. He holds an adjunct instructorship position at Baylor College of Medicine, Houston, Texas. Dr. Livesey received his medical degree from the University of Melbourne, Australia in 1977 and a Ph.D. in biological chemistry in 1985 from the University of Melbourne, Australia.

      MICHAEL E. CAHR. Mr. Cahr has been a director of the Company since July 1991. Mr. Cahr has been the president and chief executive officer of Allscrips Pharmaceuticals, Inc., a pharmaceutical distributor, since June 1994. From 1987 to June 1994, he was the venture group manager in the Venture Capital Division of the Investment Department of Allstate Insurance Company, a principal stockholder of the Company. Mr. Cahr is a director of Optek Technologies, Inc., an optoelectronic company, and Triton Group, Ltd., a diversified holding company.

      JAMES G. FOSTER. Mr. Foster has been a director of the Company since March 1995. Mr. Foster has been vice president and general manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic"), since December 1994. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic. Mr. Foster was named to the Board of Directors pursuant to Medtronic's right under its investment agreement with LifeCell to designate one member of the Company's Board of Directors.

      LORI G. KOFFMAN. Ms. Koffman was elected a director of the Company in November 1996. Ms. Koffman is a managing director of CIBC Wood Gundy Ventures, Inc., the merchant banking arm of the Canadian Imperial Bank of Commerce, where she has been employed since April 1995. From August 1984 to December 1994, Ms. Koffman was employed at Lehman Brothers, most recently as a senior vice president in the Merchant Banking Group. Ms. Koffman is a director of R.P. Scherer Corporation, a pharmaceutical company, and Sinclair Montrose Healthcare plc, a health care services and personnel company in the United Kingdom. Ms. Koffman was named to the Board of Directors pursuant to the right of the holders of the Series B Preferred Stock under the terms of the Company's Restated Certificate of Incorporation, as amended, to elect up to three members of the Board of Directors.

      K. FLYNN MCDONALD. Ms. McDonald was elected a director of the Company in November 1996. Ms. McDonald is vice president of Vector Fund Management, L.P., the general partner of the Vector Later-Stage Equity

Fund, L.P., where she has been employed since November 1995. From December 1993 through October 1995, she was a vice president of Technology Funding, investing in both the technology and health care sectors. From 1986 through 1993, Ms. McDonald was employed at Raychem Corporation where her last position was vice president Raychem Ventures and controller/director of business development, technology sector. Ms. McDonald is a director of MaterniCare, Inc., an obstetrics and gynecology physician practice management company, and Pilot Network Services, Inc., a provider of security services to the Internet. Ms. McDonald was named to the Board of Directors pursuant to the right of the holders of the Series B Preferred Stock under the terms of the Company's Restated Certificate of Incorporation, as amended, to elect up to three members of the Board of Directors.

      DAVID A. THOMPSON. Mr. Thompson has been Chief Executive Officer of Strategic Improvement Processes, a private consulting firm, since June 1995. From 1964 through June 1995, Mr. Thompson was employed by Abbott Laboratories, a healthcare company ("Abbott"), where he served in various capacities, including Senior Vice President, Diagnostic Operations, President, Diagnostic Division, Vice President, Human Resources and Vice President, Corporate Materials Management. Mr. Thompson is a director of HYCOR Biomedical, Inc., a medical diagnostic company, NABI, a biopharmaceutical company, and NeoPath, Inc., an automated medical images company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

      The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1996, the Board of Directors met seven times, the Audit Committee met once, the Compensation Committee met two times and the Stock Option Committee did not meet. No director attended less than 75% of the combined number of Board meetings and meetings of committees of which he or she is a member.

      AUDIT COMMITTEE. Prior to November 1996, the Audit Committee comprised Dr.
P. William Curreri, Dr. Christopher C. Kraft, Jr. and Mr. Thomas G. Ricks, all of whom resigned from the Board in November 1996 in connection with the private placement offering of the Company's Series B Preferred Stock. From November 1996 to the present, the Audit Committee comprises Mr. Cahr, Ms. Koffman and Ms. McDonald. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

      COMPENSATION COMMITTEE. Prior to November 1996, the Compensation Committee comprised Mr. Cahr, Mr. Foster and Dr. Kraft, and reviewed, approved and made recommendation to the Board of Directors on matters regarding compensation of the Company's officers, directors, employees and agent and administered certain of the Company's stock option plans. From November 1996 to the present, the Compensation Committee comprises Mr. Cahr, Mr. Foster, Ms. Koffman and Ms. McDonald. Since November 1996, the function of the Compensation Committee has been to review, approve and make recommendations to the Board of Directors on matters regarding the compensation of the Company's officers, directors, employees and agents.

      STOCK OPTION COMMITTEE. In November 1996, the Board of Directors created the Stock Option Committee to administer the Company's stock option plans. Mr. Cahr, Ms. Koffman and Ms. McDonald, none of whom is an employee of the Company, are the current members of the Stock Option Committee.


PROPOSAL 2: APPROVAL OF THE LIFECELL CORPORATION AMENDED AND RESTATED 1992 STOCK OPTION PLAN

GENERAL

      At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the LifeCell Corporation Amended and Restated 1992 Stock Option Plan (the "Amended and Restated Stock Option

Plan"). Approval of the Amended and Restated Stock Option Plan requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock and Series B Preferred Stock that are outstanding as of the Record Date, voting as a single class. The text of the proposed Amended and Restated Stock Option Plan is set forth in full in ANNEX A to this proxy statement. The Amended and Restated Stock Option Plan amends the Second Amended and Restated 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"), to (i) increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 1,000,000 to 1,500,000 and (ii) amend certain provisions of the plan to bring the plan into compliance with recently amended federal securities and tax laws.

REASONS FOR THE AMENDED AND RESTATED STOCK OPTION PLAN

      The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees, directors and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. The number of shares of Common Stock available under the 1992 Stock Option Plan was depleted in early 1997, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the 1992 Stock Option Plan.

      To provide additional shares of Common Stock for which options may be granted under the 1992 Stock Option Plan and to amend certain provisions of the plan to bring the plan into compliance with recently amended federal securities and tax laws, the Board of Directors has approved the Amended and Restated Stock Option Plan and has directed that the same be presented to the stockholders for their approval.

CERTAIN CONSIDERATIONS

      Stockholders should note that certain disadvantages may result from the adoption of the Amended and Restated Stock Option Plan, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION PLAN. Approval of the Amended and Restated Stock Option Plan requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock and Series B Preferred Stock that are outstanding as of the Record Date, voting together as a single class. If not otherwise provided, proxies will be voted "FOR" approval of the Amended and Restated Stock Option Plan. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of April 1, 1997, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock or the outstanding shares of Series B Preferred Stock, (ii) executive officers named in the Summary Compensation Table and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                               --------------------------------------------
                                                                      SERIES B
  NAME AND ADDRESS OF BENEFICIAL                 COMMON               PREFERRED
               OWNER                             STOCK         %       STOCK         %
---------------------------------------------  ---------     ----     ---------     ---
CIBC Wood Gundy Ventures, Inc.(2) ...........   2,473,740     26.6     45,326       37.0
425 Lexington Avenue
New York, New York 10017

Vector Later-Stage Equity Fund, L.P.(3) .....   2,208,676     24.5     40,469       33.1
1751 Lake Cook Road, Suite 350
Deerfield, Illinois 60015

Allstate Insurance Company(4) ...............   1,595,286     23.4       --         --
Allstate Plaza South G5D
Northbrook, Illinois 60062

The Woodlands Venture Capital ...............     729,337     10.5      2,529       *
  Company(5)
2201 Timberloch Place
The Woodlands, Texas 77380

S.B.S.F. Biotechnology Fund, L.P.(6) ........     496,934      6.8      9,105        7.4
c/o Spears, Benzak, Salomon & Farrell
45 Rockefeller Plaza, 33rd Floor
New York, New York 10111

Medtronic, Inc.(7) ..........................     344,791      5.1       --         --
Corporate Center
7000 Central Avenue N.E .....................
Minneapolis, Minnesota 55432

Paul M. Frison(8) ...........................     250,790      3.6       --         --
Chairman of the Board, President and Chief
  Executive Officer

Michael E. Cahr .............................      93,030      1.3        505       *
Director(9)

James G. Foster .............................        --       --         --         --
Director(10)

Lori Koffman(11) ............................        --                  --         --
Director

Stephen A. Livesey, M.D., Ph.D.(12) .........     164,832      2.4        252       *
Executive Vice President, Chief
  Scientific Officer and Director

K. Flynn McDonald(13) .......................        --       --         --         --
Director

David A. Thompson ...........................        --       --         --         --
Director Nominee

John R. Harper, Ph.D.(14) ...................       7,755     *          --         --
Vice President,
  Research and Development

Jane Lea Hicks(15) ..........................      55,872     *          --         --
Vice President, Business
  Development

Ronald J. Schwartz(16) ......................       5,324     *          --         --
Vice President, Sales and
  Marketing

All executive officers, directors and .......     577,153      8.1        757       *
  nominees as a group (10 persons)(17)

---------------
*   Less than 1%.

(l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock and/or Series B Preferred Stock beneficially owned by them.

(2) Includes 2,473,740 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and exercise of a warrant. Lori Koffman, a director of the Company, is a managing director of CIBC Wood Gundy Ventures, Inc. ("CIBC").

(3) Includes 2,208,676 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and exercise of a warrant. K. Flynn McDonald, a director of the Company, is a vice president of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P.

(4) Information with respect to such stockholder was obtained from Amendment No. 6 to its report on Schedule 13G dated February 5, 1997, as received by the Company, and the Company's stock records.

(5) Total number of shares of Common Stock includes 138,031 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and exercise of a warrant. The Woodlands Venture Capital Company is a wholly owned subsidiary of Mitchell Energy & Development Corp. George P. Mitchell owns the majority of the issued and outstanding shares of Mitchell Energy & Development Corp. Because of these relationships, Mitchell Energy & Development Corp. and George P. Mitchell may be deemed to be the beneficial owners of the 729,337 shares of Common Stock held directly or indirectly by The Woodlands Venture Capital Company. Certain information with respect to the ownership of such stockholders was obtained from Amendment No. 3 to their joint report on Schedule 13G dated February 13, 1997, as received by the Company, and the Company's stock records.

(6) Includes 496,934 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and exercise of warrants.

(7) Does not include shares of Common Stock issuable upon exercise of an option to convert a $1.5 million licensing fee into shares of Common Stock pursuant to a license and development agreement between LifeCell and Medtronic. Information with respect to the ownership of such stockholder was obtained from Amendment No. 1 to its report on Schedule 13G dated February 14, 1997, as received by the Company, and the Company's stock records. James G. Foster, a director of the Company, is the Vice President/General Manager of Medtronic Heart Valves, a division of Medtronic.

(8) Total number of shares of Common Stock includes 75,409 shares underlying options granted under the 1992 Stock Option Plan and 273 shares held for Mr. Frison's account by the Employee Stock Purchase Plan (the "Stock Purchase Plan").

(9) Total number of shares of Common Stock includes 65,000 shares underlying options granted under the LifeCell Corporation Second Amended and Restated 1993 Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan"), and 27,580 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and exercise of a warrant.

(10) Mr. Foster is the Vice President/General Manager of Medtronic Heart Valves, a division of Medtronic, and because of such position may be deemed the beneficial owner of the 344,791 shares of Common Stock held by Medtronic. Mr. Foster disclaims any such beneficial ownership.

(11) Ms. Koffman is a Managing Director of CIBC and because of such position may be deemed the beneficial owner of the 2,473,740 shares of Common Stock and the 45,236 shares of Series B Preferred Stock beneficially owned by CIBC. Ms. Koffman disclaims any such beneficial ownership.

(12) Total number of shares of Common Stock includes 50,000 shares underlying options granted under the 1992 Stock Option Plan, 13,774 shares of Common Stock issuable pursuant to the conversion of shares of Series B Preferred Stock and exercise of a warrant and 529 shares of Common Stock held for Mr. Livesey's account by the Stock Purchase Plan.

(13) Ms. McDonald is a vice president of Vector Fund Management, L.P., the general partner of Vector LaterStage Equity Fund, L.P., and because of such position may be deemed the beneficial owner of the 2,208,726 shares of Common Stock and the 40,469 shares of Series B Preferred Stock beneficially owned by Vector Later-Stage Equity Fund, L.P. Ms. McDonald disclaims any such beneficial ownership.

(14) Total number of shares of Common Stock includes 7,500 shares underlying option granted under the 1992 Stock Option Plan and 255 shares of Common Stock held for Mr. Harper's account by the Stock Purchase Plan.

(15) Total number of shares of Common Stock includes 42,500 shares underlying options granted under the 1992 Stock Option Plan, 541 shares underlying options granted under the 1992 Stock Option Plan in substitution for options previously granted under a terminated stock option plan and 529 shares of Common Stock held for Ms. Hicks' account by the Stock Purchase Plan.

(16) Total number of shares of Common Stock includes 5,000 shares underlying options granted under the 1992 Stock Option Plan and 324 shares of Common Stock held for Mr. Schwartz's account by the Stock Purchase Plan.

(17) See notes (8) through (16).

                      EXECUTIVE OFFICERS AND COMPENSATION

      The following section sets forth the names and background of the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS


                                                             DATE OF
        NAME                       OFFICES HELD           FIRST ELECTION     AGE
----------------------  -------------------------------   --------------     ---
Paul M. Frison........  Chairman of the Board, President     May 1986         60
                          and Chief Executive Officer

Stephen A. Livesey....  Executive Vice President and         June 1991        44
                          Chief Scientific Officer

John R. Harper, Ph.D..  Vice President, Research and         November 1994    44
                          Development

Jane Lea Hicks........  Vice President, Business             March 1992       46
                          Development

J. Donald Payne.......  Vice President, Chief                March 1997       41
                          Financial Officer and Secretary

Ronald J. Schwartz....  Vice President, Sales and            April 1994       37
                          Marketing

     For further information regarding Mr. Frison's background, see "Background of Nominees for Director".

     For further information regarding Dr. Livesey's background, see "Background of Nominees for Director".

     JOHN R. HARPER, PH.D. Dr. Harper joined LifeCell in November 1994 as Vice President of Research and Development. He is responsible for directing LifeCell's research programs and leading the Company's research and development efforts into new product areas. Prior to joining LifeCell, Dr. Harper was director of Fibrosis Research at Telios Pharmaceuticals, La Jolla, California, from 1989 to 1994. He was an assistant professor at the Scripps Clinic and Research Foundation, La Jolla, California from 1986 to 1989. Dr. Harper received his Ph.D. in Biomedical Sciences from the Graduate School of Biomedical Sciences at the University of Texas, Health Science Center in Houston, Texas in 1981 and completed post-doctoral studies at Scripps Clinic and Research Foundation and the National Cancer Institute.

     JANE LEA HICKS. As Vice President, Business Development, Ms. Hicks is responsible for the development of corporate partnerships and strategic alliances for LifeCell. Prior to becoming Vice President, Business Development in March 1992, Ms. Hicks served LifeCell as Director of Business Development since 1991. Ms. Hicks joined LifeCell in 1986 as Technical Marketing Manager responsible for the development and implementation of sales and marketing programs and the ultimate sublicensing of LifeCell's electron microscopy equipment business. Prior to joining LifeCell, Ms. Hicks spent five years in sales and marketing management with Warner Lambert Company, two years in medical supply sales, and eight years in clinical laboratory management. Ms. Hicks received her bachelor's degree in 1972 from the University of North Carolina at Greensboro.

     J. DONALD PAYNE. Mr. Payne joined LifeCell in March 1997 as Vice President, Chief Financial Officer and Secretary. Prior to joining LifeCell, from 1992 to 1997, Mr. Payne was Vice President, Finance, Chief Financial Officer and a director of Aprogenex, Inc. From 1980 to 1990, Mr. Payne was Vice President, Finance, Corporate Treasurer, Corporate Secretary and Chief Financial Officer of UMC Petroleum Corporation. Mr. Payne received his bachelor's degree in business administration from Texas A&M University in 1976 and his master's degree in business administration from Rice University in 1992.

     RONALD J. SCHWARTZ. Mr. Schwartz was elected Vice President, Sales and Marketing of the Company in April 1995 and is responsible for the direction of the sales and marketing activities for LifeCell. Prior to joining LifeCell, from August 1984 to March 1995, Mr. Schwartz held various positions with Sherwood Medical (a division of American Home Products), most recently as group marketing manager, where he was responsible for the sales and marketing programs for Sherwood Medical's wound care product line. Mr. Schwartz received his bachelor's degree in business administration from the University of South Florida in Tampa, Florida in 1981.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY OF COMPENSATION

      Set forth in the following table is certain compensation information concerning the Chief Executive Officer and each of the Company's most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 1996, exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                   ANNUAL COMPENSATION           COMPENSATION
                                   -------------------           ------------
                                                      OTHER       SECURITIES
NAME AND PRINCIPAL                                    ANNUAL      UNDERLYING     ALL OTHER
    POSITION          YEAR      SALARY     BONUS   COMPENSATION   OPTIONS(2)    COMPENSATION
------------------    ----     --------   -------  ------------   ----------    ------------
Paul M. Frison,       1996     $220,723   $44,400    $6,000(1)       165,000      $3,920(3)
  Chairman of the     1995      210,417    27,500     6,000(1)        75,000(5)    3,672(3)
  Board, President    1994      195,625    31,000     6,000(1)        38,319       3,307(3)
  and Chief
  Executive Officer

Stephen A. Livesey,   1996      165,417    34,000         --         120,000         448(4)
M.D., Ph.D.,          1995      150,625    20,000         --          50,000(5)      200(4)
  Executive Vice      1994      130,833    21,000         --          25,000         200(4)
  President and
  Chief Scientific
  Officer

Jane Lea Hicks,       1996      109,953    15,000     3,600(1)        20,000         448(4)
  Vice President,     1995      105,208    10,000     3,600(1)        30,000(5)      200(4)
  Business            1994       95,417    12,000     3,600(1)        40,000         200(4)
  Development

John R. Harper,       1996      105,723    15,000         --          27,500         448
Ph.D.                 1995      100,208     5,000         --              --         200
  Vice President,     1994(6)    15,176        --         --          15,000          --
  Research and
  Development

Ronald J. Schwartz,   1996      105,907    18,000         --          35,000         448(4)
  Vice President,     1995(7)    75,208     7,000         --          20,000         200(4)
  Sales and
  Marketing

------------
(1)  Represents amounts paid for automobile allowance.
(2) Represents shares issuable pursuant to stock options granted under the 1992 Stock Option Plan.
(3) Represents (i) the aggregate amount of premiums paid by the Company on a life insurance policy in an aggregate amount of $700,000 and one accidental death policy in the amount of $700,000 for Mr. Frison for which his family trust is the beneficiary, (ii) contributions in each of 1994, 1995 and 1996 of $200, $200 and $400, respectively, by the Company under the Company's 401(k) plan and (iii) contribution in 1996 of $48 by the Company under its employee stock purchase plan
(4) Represents contributions by the Company under the Company's 401(k) plan and employee stock purchase plan.
(5) Represents options granted in 1995 in exchange for 1993 options surrendered.
(6)  Employment began November 7, 1994.
(7)  Employment began April 1, 1995.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1996, to each of the executive officers named in the Summary Compensation Table.

             OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1996

                                                                          POTENTIAL REALIZED
                           INDIVIDUAL GRANTS                               VALUE AT ASSUMED
-----------------------------------------------------------------------     ANNUAL RATES OF
                     NUMBER OF     % OF TOTAL                                 STOCK PRICE
                    SECURITIES      OPTIONS     EXERCISE                   APPRECIATION FOR
                    UNDERLYING     GRANTED TO    OR BASE                      OPTION TERM
                      OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION     ------------------
      NAME          GRANTED (#)   FISCAL YEAR   ($/SHARE)      DATE         5% ($)    10% ($)
------------------  ----------    ------------  ---------   -----------    --------  --------
Paul M. Frison        165,000         29.6         3.75     August 2006    389,129   986,128

Stephen A. Livesey,   120,000         21.5         3.75     August 2006    283,003   717,182
M.D., Ph.D.

Jane Lea Hicks         20,000          3.6         3.75     August 2006     47,167   119,531

John R.                 7,500          1.3         3.88       May 2006      18,277    46,318
Harper, Ph.D.          20,000          3.6         3.75     August 2006     47,167   119,531

Ronald J. Schwartz     15,000          2.7         3.88       May 2006      36,555    92,636
                       20,000          3.6         3.75     August 2006     47,167   119,531

     The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1996. None of such executive officers exercised any stock options during the year ended December 31, 1996.

                      OPTION VALUES AT DECEMBER 31, 1996

                                        NUMBER OF
                                  SECURITIES UNDERLYING
                                   UNEXERCISED OPTIONS        VALUE OF UNEXERCISED
                                  AT DECEMBER 31, 1996       IN-THE-MONEY OPTIONS AT
                                       (# SHARES)           DECEMBER 31, 1996 ($)(1)
                               --------------------------  -------------------------
            NAME               EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------ -----------  -------------  -----------  --------------
Paul M. Frison                    75,409       202,910         37,551      14,114

Stephen A. Livesey, M.D., Ph.D.   50,000       145,000         25,000       9,375

Jane Lea Hicks                    43,041        47,500         17,947       7,188

John R. Harper, Ph.D.              7,500        35,000          4,688       4,688

Ronald J. Schwartz                 5,000        50,000          5,000      15,000

------------
(1) Based on $3.125 per share, the closing price of the Common Stock, as reported by the Nasdaq SmallCap Market, on December 31, 1996.

COMPENSATION OF DIRECTORS

     Directors of the Company, other than employees of the Company, receive directors' fees of $500 per meeting attended in person or by telephone. Mr. Foster, Ms. Koffman and Ms. McDonald have declined such fees. Directors of the Company who are employees receive no directors' fees. No additional amounts are paid to members of the Board of Director committees for their services as such. Directors of the Company are reimbursed their expenses for attendance at such meetings.

     On March 15, 1996, pursuant to the LifeCell Corporation 1993 Non-Employee Director Stock Option Plan, each of Mr. Cahr and Mr. Foster was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $2.875 per share, the fair market value of such stock on the date of grant. Mr. Foster is an employee of Medtronic and under the policies of Medtronic he is not permitted to accept or hold such option. Therefore, he surrendered such option to the Company. On November 18, 1996, each of Ms. Koffman and Ms. McDonald was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $3.88 per share, the fair market value of such stock on the date of grant. Ms. Koffman is an employee of CIBC and under the policies of CIBC she is not permitted to accept or hold such option. Therefore, she surrendered such option to the Company.

TRANSACTIONS

     In February 1994, to enable Paul M. Frison and Stephen A. Livesey, executive officers and directors of the Company, to satisfy their respective federal income tax liabilities incurred in connection with awards of Common Stock granted to them pursuant to an employee benefit plan, the Company purchased 21,929 shares and 21,144 shares of Common Stock from Mr. Frison and Dr. Livesey, respectively, at a per share purchase price of $7.00, the fair market value of such shares on the date of purchase. In February 1995, the Company loaned $29,000, $29,100 and $12,600 to Mr. Frison, Dr. Livesey and Jane Lea Hicks, also an executive officer of the Company, respectively, to enable them to satisfy their respective federal income tax liability in connection with awards of Common Stock granted to them pursuant to an employee benefit plan. The loans were due December 29, 1995, and bore interest at an annual rate of 9%. The Company extended the due date of such loans to Mr. Frison, Dr. Livesey and Ms. Hicks to December 31, 1996. Dr. Livesey repaid the loan to him in full in January 1996. In February 1996, the Company loaned approximately $27,600, $20,150 and $2,240 to Mr. Frison, Dr. Livesey and Ms. Hicks, respectively, to enable them to satisfy their respective federal income tax liabilities in connection with awards of Common Stock granted to them pursuant to an employee benefit plan. All of the loans made by the Company to Mr. Frison, Dr. Livesey (except the $29,100 loan to Dr. Livesey, which he repaid in January 1996) and Ms. Hicks were consolidated in December 1996 into loans that are due December 31, 1997, and bear interest at the prime rate, payable quarterly.

     The Company leases its facilities pursuant to a lease agreement from an affiliate of The Woodlands Venture Capital Company, a principal stockholder of the Company, and paid an aggregate of approximately $139,000, $129,000 and $142,000 in rent during 1994, 1995 and 1996, respectively, thereunder. The Company believes that the terms of the lease are no less favorable to the Company than those that could be obtained from unaffiliated third parties.

     In 1994, the Company entered into a license and development agreement with Medtronic, a principal stockholder of the Company, to develop jointly the Company's heart valve product. Pursuant to the license agreement, Medtronic paid LifeCell a $1.5 million licensing fee, will fund all costs of research and development, including clinical trials, and will pay royalties of up to $25 million on sales of products covered by the license agreement. In 1994, 1995 and 1996, LifeCell recorded revenue of approximately $358,000, $825,000 and $546,000, respectively, received from Medtronic to fund research and development costs pursuant to the license agreement. If the license agreement is terminated under certain circumstances, including Medtronic's right to terminate at any time if in its sole business judgment it deems the development and commercialization of products thereunder not to be in its best interests or otherwise imprudent, Medtronic has the option to convert the $1.5 million licensing fee into shares of Common Stock, subject to certain limitations, at the then current market price. At the same time, Medtronic made a $500,000 equity investment in LifeCell by purchasing approximately 64,000 shares of Common Stock at $7.77 per share in exchange for rights of first refusal to negotiate licenses to universal vascular conduit products. Under the terms of an investment agreement between Medtronic and the Company, Medtronic has the right to designate one member of the Company's Board of Directors. Pursuant to the investment agreement, James G. Foster currently is serving as a director of the Company and has been nominated to be elected a director at the meeting. See "Matters to Come Before the Meeting - Proposal 1: Election of Directors".

                    AMENDED AND RESTATED STOCK OPTION PLAN

     Pursuant to applicable federal securities laws, the Company is required to furnish to its stockholders in this proxy statement certain information with respect to the Amended and Restated Stock Option Plan. For information concerning this plan, see "Proposal 2: Approval of the LifeCell Corporation Amended and Restated 1992 Stock Option Plan" and the summary set forth below.

     The following summary does not purport to be a complete summary of the Company's management stock plans and is qualified in its entirety by reference to the plans.

GENERAL

     The Board of Directors approved the Amended and Restated Stock Option Plan on April 22, 1997, subject to the approval by the stockholders of the Company. The Amended and Restated Stock Option Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of the Code Section ("Non-ISOs"). Under the terms of the Amended and Restated Stock Option Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may not be less than the fair market value of the Common Stock on the date of grant. Options granted under the Amended and Restated Stock Option Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash, shares of stock or a combination of cash and stock. The Amended and Restated Stock Option Plan authorizes: (i) options to acquire up to an aggregate of 1,500,000 shares of Common Stock to be granted; (ii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the Amended and Restated Stock Option Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. The Company currently has approximately 70 full-time employees, including six executive officers, each of whom may be eligible to receive grants under the Amended and Restated Stock Option Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the Amended and Restated Stock Option Plan at the discretion of a committee of the Board of Directors. A complete copy of the Amended and Restated Stock Option Plan is attached to this proxy statement as ANNEX A. The foregoing description of the Amended and Restated Stock Option Plan is qualified in its entirety by reference to ANNEX A, which is incorporated herein by reference as if fully set forth herein.

     The Amended and Restated Stock Option Plan supersedes the 1992 Stock Option Plan, under which an aggregate of 1,000,000 shares of Common Stock were reserved for issuance.

FEDERAL TAX CONSEQUENCES

     AMENDED AND RESTATED STOCK OPTION PLAN. Options granted under the 1992 Stock Option Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

     In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the Amended and Restated Stock Option Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

     For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

     If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable years in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee, provided that the Company withholds income tax with respect to that amount if the optionee is an employee.

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the Amended and Restated Stock Option Plan.

                                NEW PLAN BENEFITS(1)

                                                              DOLLAR  NUMBER OF
 NAMES AND POSITION                                PLAN NAME  VALUE $ SHARES (2)
 ------------------                                ---------  ------- ----------
Paul M. Frison,
Chairman of the Board,
  President and Chief Executive
  Officer ..........................................   (3)     (4)     278,319

Stephen A. Livesey,
Executive Vice President and
  Chief Scientific Officer .........................   (3)     (4)     195,000

Jane Lea Hicks,
Vice President, Business Development ...............   (3)     (4)      90,541

John R. Harper, Ph.D ...............................
Vice President, Research and Development ...........   (3)     (4)      42,500

J. Donald Payne
Vice President and Chief Financial Officer .........   (3)     (4)      10,000

Ronald J. Schwartz
Vice President, Sales and Marketing ................   (3)     (4)      55,000

Executive Officers as a Group
  (6 persons, including the executive
  officers named above) ............................   (3)     (4)     671,360

Non-Executive Officer Employee Group ...............   (3)     (4)     294,335

(1) Includes benefits granted pursuant to the 1992 Stock Option Plan and the Amended and Restated Stock Option Plan.
(2) Includes options granted to Mr. Frison to purchase 38,319 and 75,000 and 165,000 shares of Common Stock on June 8, 1994, and December 15, 1995 and August 16, 1996, respectively; options granted to Dr. Livesey to purchase 25,000, 50,000 and 120,000 shares of Common Stock on June 8, 1994, December 15, 1995 and August 16, 1996, respectively; options granted to Ms. Hicks to purchase 541, 40,000, 30,000 and 20,000 shares of Common Stock on February 27, 1992, June 8, 1994, December 15, 1995 and August 16, 1996,
     respectively; options granted to Dr. Harper to purchase 15,000, 7,500 and 20,000 shares of Common Stock on November 7, 1994, May 20, 1996 and August 16, 1996, respectively; an option granted to Mr. Payne to purchase 10,000 shares of Common Stock on March 17, 1997; options granted to Mr. Schwartz to purchase 20,000, 15,000 and 20,000 shares of Common Stock on April 3, 1995, May 20, 1996 and August

     16, 1996, respectively; and options granted to members of the Non-Executive Officer Employee Group to purchase an aggregate of 294,335 shares of Common Stock on various dates between February 27, 1992 and March 17, 1997.
(3)  1992 Stock Option Plan.
(4) The actual dollar value, if any, a person may realize will depend on the excess of the per share market price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the 1992 Stock Option Plan on January 27, 1992, have an exercise price of $4.00 per share. Options granted to Ms. Hicks and Non-Executive Officer Group under the 1992 Stock Option Plan on February 27, 1992, in substitution for options outstanding under a prior terminated stock option plan have per share exercise prices of $.07 as to options to purchase 336 shares, $.73 as to options to purchase 792 shares and $7.38 as to options to purchase 15 shares. All options granted under the 1992 Stock Option Plan on June 8, 1994, have an exercise price of $3.00 per share. All options granted under the 1992 Stock Option Plan on November 7, 1994, have an exercise price of $2.50 per share. All options granted under the 1992 Stock Option Plan on April 3, 1995, have an exercise price of $2.13 per share. All options granted under the 1992 Stock Option Plan on December 15, 1995, have an exercise price of $2.50 per share. All options granted under the 1992 Stock Option Plan on May 20, 1996 have an exercise price of $3.88 per share. All options granted under the 1992 Stock Option Plan on June 13, 1996 have an exercise price of $4.38 per share. All options granted under the 1992 Stock Ooption Plan on August 16, 1996 have an exercise price of $3.75 per share. All options granted under the 1992 Stock Option Plan on March 17, 1997 have an exercise price of $5.88 per share. Options granted to members of the Non-Executive Officer Employee Group under the 1992 Stock Option Plan have exercise prices ranging from $1.88 to $4.38. The closing price of the Common Stock on April 1, 1997, was $6.38.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's principal independent accountants for the fiscal year ended December 31, 1996 and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4, and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, except as set forth below, no person who, at any time during 1996, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis. Ms. McDonald was elected to the Board of Directors of the Company on November 18, 1996. A Form 3 was required to be filed by November 29, 1996. A Form 3 was filed on December 5, 1996.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held in 1998 must be received by the Company at its principal executive offices, 3606 Research Forest Drive, The Woodlands, Texas 77381, no later than December 31, 1997, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                       ANNEX A
                             LIFECELL CORPORATION
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN

     1. PURPOSE. This Amended and Restated 1992 Stock Option Plan (this "Plan") of LifeCell Corporation, a Delaware corporation (the "Company"), amends and restates the LifeCell Corporation Second Amended and Restated 1992 Stock Option Plan, as amended, as of April 22, 1997, and is adopted for the benefit of certain individuals who have substantial responsibility for the Company's management and growth, and is intended to advance the interests of the Company by providing these individuals with additional incentive by increasing their proprietary interest in the success of the Company and thereby encouraging them to remain in its employ or affiliation.

     2. ADMINISTRATION. This Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (the "Committee"), which Committee shall consist of not less than two members of the Board of Directors and shall be comprised solely of members of the Board of Directors who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and outside directors within the meaning of Department of Treasury Regulations issued under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors of the Company shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under this Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the rights, powers and authorities, to: (a) determine the persons to whom and the time or times at which Options will be made, (b) determine the number of shares and the purchase price of stock covered in each Option, subject to the terms of this Plan, (c) determine the terms, provisions and conditions of each Option, which need not be identical, (d) accelerate the time at which any outstanding Option may be exercised, (e) define the effect, if any, on an Option of the death, disability, retirement, or other termination of employment of the Optionee, (f) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan. The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties. When appropriate, this Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Code ("Incentive Stock Options").

     3. DEDICATED SHARES. The stock subject to the Options and other provisions of this Plan shall be shares of the Company's common stock, $.001 par value (the "Stock"). Such shares may be treasury shares or authorized but unissued shares. The total number of shares of Stock with respect to which Incentive Stock Options may be granted shall be 1,500,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof.

     In the event that any outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

     4. AUTHORITY TO GRANT OPTIONS. The Committee may grant the following Options from time to time to such eligible individuals of the Company as it shall from time to time determine:

      (a) "Incentive Stock Options". The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of this Plan, so that the Option will be an "incentive stock option" within the meaning of Section 422 of the Code.

      (b) "Nonqualified Stock Options". The Committee may grant to an eligible individual an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of this Plan, even though such Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Code.

     Each Option granted shall be approved by the Committee. Subject only to any applicable limitations set forth in this Plan, the number of shares of Stock to be covered by an Option shall be as determined by the Committee.

     5. ELIGIBILITY. The individuals who shall be eligible to receive Incentive Stock Options under this Plan shall be such full-time key employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporation, as the Committee shall determine from time to time, PROVIDED, that no such employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an incentive stock option unless at the time that it is granted the option price is at least 110% of the fair market value of Stock at the time the Option is granted and the Option by its own terms is not exercisable after the expiration of five years from the date such Option is granted.

     For the purposes of the preceding paragraph, an employee will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Except as otherwise provided, for all purposes of this Plan the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Option in question, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     The individuals who shall be eligible to receive Nonqualified Stock Options shall be such individuals as the Committee shall determine from time to time.

     No individual shall be eligible to receive an Option under this Plan while the individual is a member of the Committee.

     6. OPTION PRICE. The price at which shares may be purchased pursuant to an Option, whether it is an Incentive Stock Option or a Nonqualified Stock Option, shall be not less than the fair market value of the shares of Stock on the date such Option is granted and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than such fair market value. In the case of any employee described in Paragraph 5 who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), the option price at which shares may be so purchased pursuant to any Option which is an Incentive Stock Option granted hereunder shall be not less than 110% of the fair market value of the Stock on the date such Option is granted.

     7. DURATION OF OPTIONS. No Option which is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period. In the case of any employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an Incentive Stock Option shall be exercisable after the expiration of five years from the date such Option is granted. No Option which is a Nonqualified Stock Option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period.

     8. $100,000 LIMITATION ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any parent corporation or subsidiary corporation) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

     9. AMOUNT EXERCISABLE. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, in such manner and subject to such conditions as the Committee in its discretion may provide in the Option agreement. However, the Committee in its absolute discretion may accelerate the time at which any outstanding Option may be exercised. Notwithstanding any provision of this Plan or an Option agreement to the contrary, no Option awarded under this Plan after April 22, 1997, may be exercised before this amendment and restatement of this Plan is approved by the stockholders of the Company.

     10. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (i) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of such shares, (ii) Stock at the fair market value on the date of exercise, or (iii) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified pursuant to this Paragraph
10. If shares of Stock are used in payment of the exercise price, the aggregate fair market value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

     11. TAX WITHHOLDING. The Company shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the employee (or other individual exercising the Option) to pay the sum directly to the Company. If the Optionee (or other individual exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company shall not be obligated to advise an employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

     12. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution.

     13. TERMINATION OF EMPLOYMENT OR AFFILIATION OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided herein or in the Option agreement, Options shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance, upon severance of the employment or affiliation relationship between the Company and the optionee for any reason, for or without cause, other than death. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment or affiliation relationship between the Company and the Optionee shall be determined by the Committee at the time thereof. In the event of the death of the holder of an Option while in the employ or affiliation of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or six months following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the Option, in whole (subject to the provisions of Paragraph 8 hereof, but without regard to any limitations set forth in or imposed pursuant to Paragraph 9 hereof) or in part. An employment or affiliation relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by or affiliated with the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming a common stock option in a transaction to which Section 424(a) of the Code, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

     14. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Committee. In connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. Any determination by the Committee on these matters shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under applicable securities laws of any country or any political subdivision the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with applicable law:

     "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to applicable securities laws of any country or any political subdivision (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

     15. NO RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

     16. EMPLOYMENT OR AFFILIATION OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to employ or affiliate with or continue to employ or affiliate with any optionee; and the right of the Company to terminate the employment or affiliation of any officer, employee or other individual shall not be diminished or affected by reason of the fact that an Option has been granted to him.

     17. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, disregarding any fractional shares; and (b) the number and class of shares then reserved for issuance under this Plan shall be adjusted by substituting for the total number and class of shares of stock then reserved for the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

     If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, or if any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, such holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which such Option may be exercised; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant hereto so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation, sale or other disposition or change in beneficial ownership.

     Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then subject to outstanding Options.

     18. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation, conditioned in the case of an incentive stock option upon the employee becoming an employee as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

     19. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, PROVIDED that without the further approval of the holders of at least a majority of the votes of the outstanding shares of voting stock present in person or by proxy and entitled to vote thereon, or if the provisions of the corporate charter, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) increase the aggregate number of shares which may be issued under Options granted pursuant to the provisions of this Plan; (b) materially increase the benefits accruing to participants under this Plan; (c) change the class of employees eligible to receive incentive stock options; or
(d) materially modify the requirements as to eligibility for participation in this Plan, PROVIDED, FURTHER, that the Board shall have the power to make such changes in this Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to this Plan to qualify as incentive stock options under
Section 422 of the Code, and the regulations which may be issued thereunder as in existence from time to time. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. In the event this Plan is terminated by action of the Board of Directors, all Options outstanding under this Plan may be terminated.

     20. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the Optionee and by an officer of the Company on behalf of the Committee and the Company. Such an Option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

     21. INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. The Company will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification will inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the by-laws of the Company or as a matter of law, contract or otherwise.

     22. NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

     23. GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

     24. HEADINGS. Headings of Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

     25. OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

     26. ARBITRATION OF DISPUTES. Any controversy arising out of or relating to this Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

     27. GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

     28. EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT OF PLAN. This Plan shall become effective and shall be deemed to have been adopted on April 22, 1997, if within one year of that date it shall have been approved by the holders of at least a majority of the votes of the outstanding shares of voting stock of the Company at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Options shall be granted pursuant to this Plan after January 16, 2002.

                              FRONT SIDE OF PROXY

                                     PROXY
                              LIFECELL CORPORATION

THIS PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK IS SOLICITED BY THE BOARD OF
  DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 1997

    The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul M. Frison and J. Donald Payne, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 at 1:00 p.m., Thursday, June 19, 1997, and at any adjournment thereof.

1(a).  ELECTION OF DIRECTORS:

       [ ]  FOR all of the nominees listed below   [ ]  WITHHOLD AUTHORITY
            (except as indicated to the contrary        to vote for election of
            below)                                      directors

   NOMINEES (to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class): Michael E. Cahr, Paul M. Frison, James
   G. Foster, Stephen A. Livesey, M.D., Ph.D., and David A. Thompson.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

1(b).  ELECTION OF DIRECTORS:

       [ ]  FOR all of the nominees listed below   [ ]  WITHHOLD AUTHORITY
            (except as indicated to the contrary        to vote for election of
            below)                                      directors

   NOMINEES (to be elected by the holders of Series B Preferred Stock, voting as a separate class): K. Flynn McDonald and Lori Koffman.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
                           (Continued on other side)

                               BACK SIDE OF PROXY
                          (Continued from other side)

2. Proposal to approve the LifeCell Corporation Amended and Restated 1992 Stock Option Plan, which increases the number of shares for which options may be granted under such plan and amends certain provisions of the plan to bring it into compliance with recently amended federal securities and tax laws.

       [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

3. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1(a), or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the election of the director nominees named in Item 1(b) or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the holders of a majority of the shares of Series B Preferred Stock and FOR the Second Amended and Restated 1992 Stock Option Plan set forth in Item 2.

                                          Dated: _______________________ , 1997
                                          ______________________________________
                                          ______________________________________
                                              (Signature of Stockholder(s))

                                              Please sign exactly as name
                                          appears hereon. Joint owners should
                                          each sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as it
                                          appears hereon.

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

                              FRONT SIDE OF PROXY

                                     PROXY
                              LIFECELL CORPORATION

 THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 1997

    The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul M. Frison and J. Donald Payne, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 at 1:00 p.m., Thursday, June 19, 1997, and at any adjournment thereof.

1.  ELECTION OF DIRECTORS:
    [ ]  FOR all of the nominees listed below   [ ]  WITHHOLD AUTHORITY
         (except as indicated to the contrary        to vote for election of
         below)                                      directors

   NOMINEES: Michael E. Cahr, Paul M. Frison, James G. Foster, Stephen A. Livesey, M.D., Ph.D., and David A. Thompson.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve the LifeCell Corporation Amended and Restated 1992 Stock Option Plan, which increases the number of shares for which options may be granted under such plan and amends certain provisions of the Plan to bring it into compliance with recently amended federal securities and tax laws.

       [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

                           (Continued on other side)

                               BACK SIDE OF PROXY
                          (Continued from other side)

3. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, and FOR the Amended and Restated 1992 Stock Option Plan set forth in Item 2.

                                          Dated: _______________________ , 1997
                                          ______________________________________
                                          ______________________________________
                                              (Signature of Stockholder(s))

                                            Please sign exactly as name appears
                                          hereon. Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as it appears
                                          hereon.

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY